EMERGENT BIOSOLUTIONS REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS
•Second Quarter 2026 Total Revenues of $234.3 million, an improvement of 66% versus prior year
•Second Quarter 2026 Net Loss of $180.2 million worsening 1,402% versus prior year, largely due to a $191.3 million non-cash impairment charge
•Second Quarter 2026 Adjusted Net Income of $30.9 million improved 134% versus prior year
•Second Quarter 2026 Gross Margin % of 50% and Adjusted Gross Margin % of 58%, an expansion of 1400 bps and 900 bps, respectively, versus prior year
•Second Quarter 2026 Adjusted EBITDA of $96.5 million and Adjusted EBITDA Margin of 41%, an improvement of 1,800 bps versus prior year
•Restructuring business operations to align resourcing to current needs; expected to result in annualized savings of approximately $40 million when fully implemented

GAITHERSBURG, Md., August 5, 2026—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the second quarter ended June 30, 2026.
“Emergent delivered a strong second quarter, significantly exceeding the high end of our guidance range with revenues of $234 million, primarily driven by accelerated MCM/biodefense contract modifications secured with the U.S. government. This performance reflects the focus, discipline and commitment of our teams, and it reinforces the strength of our mission, our portfolio and the steadiness of our multi-year plan toward transformation," said Joe Papa, CEO of Emergent. "However, alongside of these strong results, we are at a critical juncture in our turnaround and transformation, primarily stemming from our naloxone business. Today we are implementing an organizational restructuring plan and taking proactive steps to strengthen our financial foundation, align the company to the realities of the naloxone business and preserve our ability to invest in the areas that matter most for Emergent’s future. Additionally, we seek to collaborate with AI partners for bioterrorism preparedness.”
FINANCIAL HIGHLIGHTS (1)
Q2 2026 vs. Q2 2025

($ in millions, except per share amounts)	Q2 2026	Q2 2025	% Change
Total Revenues	$234.3	$140.9	66%
Net Loss	$(180.2)	$(12.0)	(1,402)%
Net Loss per Diluted Share	$(3.49)	$(0.22)	(1,486)%
Adjusted Net Income (2)	$30.9	$13.2	134%
Adjusted Net Income per Diluted Share (2)	$0.60	$0.24	150%
Adjusted EBITDA (2)	$96.5	$33.1	192%
Net Loss Margin	(77)%	(9)%
Adjusted EBITDA Margin (2)	41%	23%
Gross Margin %	50%	36%
Adjusted Gross Margin % (2)	58%	49%

Year to Date ("YTD") 2026 vs YTD 2025

($ in millions, except per share amounts)	YTD 2026	YTD 2025	% Change
Total Revenues	$390.4	$363.1	8%
Net Income (Loss)	$(173.4)	$56.0	(410)%
Net Income (Loss) per Diluted Share	$(3.35)	$0.99	(438)%
Adjusted Net Income (2)	$42.8	$55.4	(23)%
Adjusted Net Income per Diluted Share (2)	$0.83	$0.98	(15)%
Adjusted EBITDA (2)	$132.0	$112.2	18%
Net Income (Loss) Margin	(44)%	15%
Adjusted EBITDA Margin (2)	34%	31%
Gross Margin %	46%	45%
Adjusted Gross Margin % (2)	56%	55%
RECENT BUSINESS UPDATES
•Secured contract modification from U.S. government and completed delivery of approximately $52.7 million of ACAM2000® (Smallpox and Mpox (Vaccinia) Vaccine, Live)
•Executed $64.5 million for BAT® (Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) – (Equine)) contract modification with U.S. government
•Secured two new strategic manufacturing partnerships with:
◦SAB Biotherapeutics to advance its type 1 diabetes candidate, SAB-142
◦Substipharm Biologics to support its Japanese Encephalitis vaccine in the United States;
•Refinanced term loan with new $150 million facility and amended asset-backed loan facility
•Announced partnership with British Columbia to supply NARCAN® Nasal Spray for the launch of the expanded BC Take Home Naloxone Program
•Supported National Naloxone Awareness Day to increase awareness of life-saving naloxone
•Partnered with professional baseball player Davis Schneider to raise awareness of NARCAN® Nasal Spray in Canada
•Announced launch of new NARCAN® Nasal Spray Carrying Case and multipack configurations to expand opioid overdose preparedness following U.S. FDA approvals on supplemental new drug applications
•Received Saudi Food and Drug Authority Approval for ACAM2000® (Smallpox and Mpox (Vaccinia) Vaccine, Live)
•Received approval from Singapore Health Sciences Authority for expanded indication of ACAM2000® (Smallpox and Mpox (Vaccinia) Vaccine, Live) to include mpox
•Announced participation in several international preparedness conferences

RESTRUCTURING UPDATES
•Efforts aim to improve overall cost structure, drive efficiencies and align resourcing to the current needs of the organization; includes reduction of approximately 90 roles
•Creation of a new Growth organization that integrates the capabilities of R&D, Business Development, Strategy into one function led by Stephanie Duatschek, Senior Vice President, Chief Global Strategy & Franchise Development Officer, who will assume the role of Executive Vice President, Chief Growth Officer, with responsibility for the Company’s strategic growth

SECOND QUARTER 2026 FINANCIAL PERFORMANCE (1)
Revenues
The Company uses the following categories in discussing revenues:
•Naloxone — comprises contributions from NARCAN® Nasal Spray and KLOXXADO® Nasal Spray
•Anthrax MCM — comprises contributions from CYFENDUS®, BioThrax®, ANTHRASIL®, and Raxibacumab
•Smallpox MCM — comprises contributions from ACAM2000®, CNJ-016® (VIGIV) and TEMBEXA®
•Other Products — comprises contributions from BAT®
•All Other Revenues — comprises revenues from the Services operating segment and contracts and grants revenues

($ in millions)	Q2 2026	Q2 2025	$ Change	% Change
Product sales, net: (3)
Naloxone	$52.4	$67.5	$(15.1)	(22)%
Anthrax MCM	12.3	11.6	0.7	6%
Smallpox MCM	101.6	40.6	61.0	150%
Other Products	54.1	6.2	47.9	NM
Total Product sales, net	$220.4	$125.9	$94.5	75%

All other revenues	$13.9	$15.0	$(1.1)	(7)%

Total revenues	$234.3	$140.9	$93.4	66%

Product Sales, net (3)
Naloxone
For Q2 2026, revenues from Naloxone products decreased $15.1 million, or 22%, as compared with Q2 2025. The decrease was primarily attributable to lower sales of OTC NARCAN®, mostly driven by an unfavorable price-volume mix in the U.S. public interest channels, partially mitigated by increases in Canadian sales of branded NARCAN® and KLOXXADO® sales.
Anthrax MCM
For Q2 2026, revenues from Anthrax MCM products increased $0.7 million, or 6%, as compared with Q2 2025. The increase was primarily attributable to a more favorable pricing mix driven by international sales of BioThrax®. This increase was partially offset by the absence of international sales of ANTHRASIL® in the current period, compared to international sales in the prior-year period. Anthrax vaccine product sales are primarily made under annual purchase options exercised by the USG. Fluctuations in revenues result from the timing of the exercise of annual purchase options, the timing of USG purchases, the availability of governmental funding and the Company’s delivery of orders that follow.
Smallpox MCM
For Q2 2026, revenues from Smallpox MCM products increased $61.0 million, or 150%, as compared with Q2 2025. The increase was primarily attributable to higher USG sales of ACAM2000® due to timing, higher CNJ-016® (VIGIV) sales with a more favorable price and volume mix of U.S. and international sales and higher TEMBEXA® international sales due to timing. Fluctuations in revenues from Smallpox MCM result from the timing of the exercise of annual purchase options in the existing procurement contracts, the timing of USG purchases, the availability of governmental funding and the Company’s delivery of orders that follow.
Other Products
For Q2 2026, revenues from Other Product sales increased $47.9 million as compared with Q2 2025. The increase was primarily due to higher USG and international BAT® sales due to timing.

All Other Revenues
Services
For Q2 2026, revenues from Services increased $2.0 million, or 45%, as compared with Q2 2025. The increase was primarily attributable to production activity at the Company’s Winnipeg facility.
Contracts and Grants
For Q2 2026, revenues from contracts and grants decreased $3.1 million, or 29%, as compared with Q2 2025. The decrease was primarily due to lower Ebanga® related development work, reflecting timing and nature of work performed.
Operating Expenses

($ in millions)	Q2 2026	Q2 2025	$ Change	% Change
Cost of product and services sales, net	$97.1	$66.9	$30.2	45%
Research and development (“R&D”)	9.2	12.5	(3.3)	(26)%
Selling, general and administrative (“SG&A”)	44.6	43.7	0.9	2%
Amortization of intangible assets	17.2	16.2	1.0	6%
Impairment of long-lived assets	191.3	—	191.3	NM
Total operating expenses	$359.4	$139.3	$220.1	158%
Cost of Product and Services Sales, Net
For Q2 2026, cost of product and services sales, net increased $30.2 million, or 45%, as compared with Q2 2025. The increase was driven by higher cost of MCM Product sales of $27.0 million and cost of Services of $3.3 million, partially offset by a decrease in cost of Commercial Product sales of $0.1 million.
Research and Development Expenses
For Q2 2026, R&D expenses decreased $3.3 million, or 26%, as compared with Q2 2025. The decrease was primarily due to lower project spend on Ebanga® related development work.
Selling, General and Administrative Expenses
For Q2 2026, SG&A expenses increased $0.9 million, or 2%, as compared with Q2 2025. The increase was primarily due to lower insurance reimbursement benefits recognized in the current year period compared with the prior year period, partially offset by lower compensation, marketing and administrative support expenses.
Impairment of Long-Lived Assets
For Q2 2026, impairment of long-lived assets was $191.3 million. This was the result of a non-cash impairment charge in the second quarter of 2026 related to our NARCAN® asset group within the Commercial reporting unit.

ADDITIONAL FINANCIAL INFORMATION(1)
Capital Expenditures

($ in millions)	Q2 2026	Q2 2025	% Change
Capital expenditures	$2.1	$2.9	(28)%
Capital expenditures as a % of total revenues	1%	2%
For Q2 2026, capital expenditures decreased largely due to reduced development activities across the Company’s facilities.

REPORTABLE SEGMENT INFORMATION
The Company manages the business with a focus on three operating segments: (1) a Commercial Products segment consisting of NARCAN® Nasal Spray and KLOXXADO® Nasal Spray; (2) a MCM Products segment consisting of Anthrax - MCM, Smallpox - MCM and Other products and (3) a services segment consisting of our Bioservices offerings (“Services”). Commercial Products and MCM Products are our two reportable segments. The Services operating segment no longer meets the quantitative thresholds of a reportable segment and did not meet the aggregation criteria set forth in Accounting Standards Codification 280, Segment Reporting, and as such is categorized within “All other revenues” along with “Contracts and Grants”. The Company evaluates the performance of these reportable segments based on revenues and segment adjusted gross margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales but does not include inter-segment services. The Company does not allocate contracts and grants revenue, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.
SECOND QUARTER 2026 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Quarter Ended June 30,
	2026	2025	$ Change	% Change
Revenues	$52.4	$67.5	$(15.1)	(22)%
Cost of sales	36.3	36.4	(0.1)	—%
Intangible asset amortization	9.4	9.4	—	—%
Gross margin*	$6.7	$21.7	$(15.0)	(69)%
Gross margin %*	13%	32%
Add back:
Intangible asset amortization	$9.4	$9.4
Severance and restructuring costs	—	0.2
Stock-based compensation expense	0.1	—
Segment adjusted gross margin **	$16.2	$31.3	$(15.1)	(48)%
Segment adjusted gross margin % **	31%	46%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our Commercial Products segment is calculated as gross margin plus intangible asset amortization, severance and restructuring costs and the portion of stock-based compensation expense that is recorded as cost of sales. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
NM - Not meaningful
Cost of Commercial Products sales decreased $0.1 million to $36.3 million for the quarter ended June 30, 2026. Despite decreases in U.S. sales volumes of OTC NARCAN® compared with the prior year period, cost of sales remained substantially flat due to increased costs and volumes associated with KLOXXADO® sales and Canadian sales of branded NARCAN®.
Commercial Products gross margin decreased $15.0 million, or 69%, to $6.7 million for the quarter ended June 30, 2026. Commercial Products gross margin percentage decreased 19 percentage points to 13% for the quarter ended June 30, 2026. The decrease was largely due to an unfavorable price and volume mix of OTC NARCAN® across most U.S. sales channels, partially offset by lower product costs related to Canadian sales. Commercial Products segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $9.4 million and the portion of stock-based compensation expense recorded as cost of sales of $0.1 million.

($ in millions)	MCM Products
	Quarter Ended June 30,
	2026	2025	$ Change	% Change
Revenues	$168.0	$58.4	$109.6	188%
Cost of sales	52.8	25.8	27.0	105%
Intangible asset amortization	7.8	6.8	1.0	15%
Gross margin*	$107.4	$25.8	$81.6	NM
Gross margin %*	64%	44%
Add back:
Intangible asset amortization	$7.8	$6.8
Inventory step-up provision	0.2	—
Severance and restructuring benefit	—	(0.4)
Stock-based compensation expense	0.7	0.3
Segment adjusted gross margin**	$116.1	$32.5	$83.6	NM
Segment adjusted gross margin %**	69%	56%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our MCM Products segment is calculated as gross margin plus intangible asset amortization, inventory step-up provision, severance and restructuring benefit and the portion of stock-based compensation expense that is recorded as cost of sales. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
NM - Not Meaningful
Cost of MCM product sales increased $27.0 million, or 105%, to $52.8 million for the quarter ended June 30, 2026. The increase was primarily attributable to higher product sales volumes for BAT®, ACAM2000®, CNJ-016® (VIGIV), BioThrax®, and TEMBEXA®, as well as a significant non-recurring manufacturing cost related to the production of CYFENDUS®. These increases were partially offset by a decrease in cost of sales for ANTHRASIL® driven by lower sales volumes.
MCM Products gross margin increased $81.6 million to $107.4 million for the quarter ended June 30, 2026. MCM Product gross margin percentage increased 20 percentage points to 64% for the quarter ended June 30, 2026. The increase in gross margin percentage was primarily driven by a more favorable sales mix and increased sales volumes, which improved absorption of fixed manufacturing costs. These improvements were partially offset by a significant non-recurring manufacturing cost related to the production of CYFENDUS®. MCM Product segment adjusted gross margin in the current year period excludes the impacts of intangible asset amortization of $7.8 million, the portion of stock-based compensation expense recorded as cost of sales of $0.7 million and inventory step-up provision of $0.2 million.

YTD 2026 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Six Months Ended June 30,
	2026	2025	$ Change	% Change
Revenues	$95.3	$112.8	$(17.5)	(16)%
Cost of sales	63.1	60.9	2.2	4%
Intangible asset amortization	18.9	18.9	—	—%
Gross margin*	$13.3	$33.0	$(19.7)	(60)%
Gross margin %*	14%	29%
Add back:
Intangible asset amortization	$18.9	$18.9
Severance and restructuring costs	—	0.2
Stock-based compensation expense	0.1	—
Segment adjusted gross margin**	$32.3	$52.1	$(19.8)	(38)%
Segment adjusted gross margin %**	34%	46%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our Commercial Products segment is calculated as gross margin plus intangible asset amortization, severance and restructuring costs and the portion of stock-based compensation expense that is recorded as cost of sales. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
NM - Not Meaningful
Cost of Commercial Product sales increased $2.2 million, or 4%, to $63.1 million for the six months ended June 30, 2026. The increase was primarily due higher KLOXXADO® sales and Canadian sales of branded NARCAN®, largely offset by lower sales volumes of OTC NARCAN® in the U.S.
Commercial Products gross margin decreased $19.7 million, or 60%, to $13.3 million for the six months ended June 30, 2026. Commercial Products gross margin percentage decreased 15 percentage points to 14% for the six months ended June 30, 2026. The decrease was largely due to an unfavorable price and volume mix of OTC NARCAN® across all U.S. sales channels and product mix due to the introduction of KLOXXADO®, partially offset by lower product costs related to the Canadian sales. Commercial Products segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $18.9 million and the portion of stock-based compensation expense recorded as cost of sales of $0.1 million.

($ in millions)	MCM Products
	Six Months Ended June 30,
	2026	2025	$ Change	% Change
Revenues	$269.8	$215.0	$54.8	25%
Cost of sales	89.6	76.0	13.6	18%
Intangible asset amortization	14.8	13.6	1.2	9%
Gross margin*	$165.4	$125.4	$40.0	32%
Gross margin %*	61%	58%
Add back:
Intangible asset amortization	$14.8	$13.6
Severance and restructuring benefit	—	(1.2)
Inventory step-up provision	0.3	1.8
Stock-based compensation expense	1.2	0.6
Segment adjusted gross margin**	$181.7	$140.2	$41.5	30%
Segment adjusted gross margin %**	67%	65%

* Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
** Segment adjusted gross margin, which is a non-GAAP financial measure, for our MCM Products segment is calculated as gross margin plus intangible asset amortization, inventory step-up provision, severance and restructuring benefit and the portion of stock-based compensation expense that is recorded as cost of sales. Segment adjusted gross margin percentage, which is a non-GAAP financial measure, is calculated as segment adjusted gross margin divided by revenues. The Company’s management utilizes segment adjusted gross margin and segment adjusted gross margin percentage for purposes of evaluating our ongoing operations and for internal planning and forecasting purposes. In calculating these measures, we began excluding stock-based compensation that is recorded as cost of sales in the first quarter of 2026, as this reflects a non-cash expenditure that is not related to segment operating performance. As reflected in the table above, we have recast our 2025 results to also reflect this adjustment. We believe that these non-GAAP operating measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance.
NM - Not Meaningful
Cost of MCM product sales increased $13.6 million, or 18%, to $89.6 million for the six months ended June 30, 2026. The increase was primarily due to higher cost of sales of BAT®, CNJ-016® (VIGIV) and BioThrax®, reflecting increased sales volumes as well as increased non-recurring manufacturing costs related to production of CYFENDUS®. These increases were partially offset by lower cost of sales for ANTHRASIL® and TEMBEXA® due to lower unit sales volume.
MCM Product gross margin increased $40.0 million, or 32%, to $165.4 million for the six months ended June 30, 2026. MCM Product gross margin percentage increased 3 percentage points to 61% for the six months ended June 30, 2026. The increase in gross margin percentage was primarily due to a favorable sales volume and product mix which was weighted more heavily towards higher margin products, the margin improvements were partially offset by non-recurring manufacturing costs mentioned above. MCM Product segment adjusted gross margin in the current year period excludes the impacts of intangible asset amortization of $14.8 million, the portion of stock-based compensation expense recorded as cost of sales of $1.2 million and inventory step-up provision of $0.3 million.

2026 FINANCIAL FORECAST
The Company provides the following updated financial forecast for full year 2026, reflecting management's expectations based on the most current information available.

METRIC ($ in millions)	Updated Range (as of 08/05/2026)	Action	Previous Range (as of 04/30/2026)
Total revenues	$645 - $675	REVISED	$720 - $760
Net loss	$(245) - $(225)	REVISED	$(30) - $(10)
Adjusted net income (2)	$10 - $30	REVISED	$45 - $65
Adjusted EBITDA (2)	$130 - $150	REVISED	$155 - $175
Adjusted gross margin % (2)	42% - 44%	REVISED	45% - 47%

Key Assumptions ($ and shares in millions)	Updated Range (as of 08/05/2026)
Interest expense	~$40
R&D	~6% of Revenues
SG&A	~27% to 28% of Revenues
Weighted avg. fully diluted share count	~52
Stock-based compensation expense	~$19
Capex	~$17
Depreciation & amortization	~$82
Q2 2026

METRIC ($ in millions)	Q3 2026 Forecast
Total revenues	$110 - $130
FOOTNOTES
(1) All financial information included in this release is unaudited.
(2) See “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Financial Measures” tables for the definitions and reconciliations of Company-wide non-GAAP financial measures to the most closely related GAAP financial measures. Reconciliations of segment non-GAAP financial measures are included within the reportable segment tables. In the first quarter of 2026 we revised our calculations of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. The updated ranges for our 2026 forecast reflect this adjustment.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with GAAP.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm eastern time today, August 5, 2026, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advanced registration is required.
Visit https://register-conf.media-server.com/register/BI77a0454e68eb4a728e6c2ddddee54766 to register and receive an email with the dial-in number, passcode and registrant ID.

By webcast
Visit https://edge.media-server.com/mmc/p/fjwb9v5g/
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.
NON-GAAP FINANCIAL MEASURES
In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the United States Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:
•Adjusted Net Income
•Adjusted Net Income per Diluted Share
•Adjusted EBITDA
•Adjusted EBITDA Margin
•Adjusted Gross Margin
•Adjusted Gross Margin %
•Segment Adjusted Gross Margin
•Segment Adjusted Gross Margin %
We define Adjusted Net Income and Adjusted Net Income per Diluted Share, which are non-GAAP financial measures, as net income (loss) and net income (loss) per diluted share, respectively, excluding the impact of non-cash amortization charges, impairments, severance and restructuring costs (benefits), inventory step-up provision, acquisition and divestiture costs, loss on assets held for sale, contingent consideration milestones, changes in fair value of financial instruments, stock-based compensation expense, loss on debt extinguishment, other, net, and tax effects. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. We use Adjusted Net Income for the purpose of calculating Adjusted Net Income per Diluted Share. Management uses Adjusted Net Income per Diluted Share to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) before depreciation and amortization, income taxes, total interest expense, net, impairments, inventory step-up provision, changes in fair value of financial instruments, severance and restructuring costs (benefits), acquisition and divestiture costs, loss on assets held for sale, contingent consideration milestones, stock-based compensation expense, loss on debt extinguishment, and other, net. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA divided by Total Revenues. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry, although it may be defined differently by different companies. Therefore, we also believe that this non-GAAP financial measure, considered along with corresponding GAAP financial measures, provides management and investors with additional information for comparison of our operating results with the operating results of other companies.
We define Adjusted Gross Margin, which is a non-GAAP financial measure, as Gross Margin, excluding the impact of intangible asset amortization, stock-based compensation expense, severance and restructuring costs (benefits) and inventory step-up provision. We define Adjusted Gross Margin %, which is a non-GAAP financial measure, as Adjusted Gross Margin as a percentage of Products and services sales, net. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to our operating performance.
We define Segment Adjusted Gross Margin, which is a non-GAAP financial measure, as a segment's Gross Margin excluding the respective impact of intangible asset amortization, severance and restructuring costs (benefits), stock-based compensation expense and inventory step-up provision. We define Segment Adjusted Gross Margin %, which is a non-GAAP financial measure, as Segment Adjusted Gross Margin as a percentage of a segment's revenues. In the first quarter of 2026 we revised our calculation of these measures to exclude the impact of stock-based compensation expense, as this is a non-cash expense that is not related to segment operating performance.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or any of our businesses, our business strategy, future operations, future financial position, future revenues and earnings, our ability to achieve the objectives of our restructuring initiatives, acquisitions and divestitures, including our future results, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “confident,” “commit,” “forecast,” “future,” “outlook,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. These forward-looking statements are based on our current intentions, beliefs, assumptions and expectations regarding future events based on information that is currently available. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement contained herein. Any such forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasures (“MCM”) products, including CYFENDUS® (Anthrax Vaccine Adsorbed (AVA) Adjuvanted), previously known as AV7909, ACAM2000® (Smallpox and Mpox (Vaccinia) Vaccine, Live), CNJ-016® (Vaccinia Immune Globulin Intravenous (Human) (VIGIV)), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), BioThrax® (Anthrax Vaccine Adsorbed) Ebanga® (ansuvimab-zykl) and/or TEMBEXA® (brincidofovir) among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our MCM products that have expired or will be expiring; the commercial availability and impact of a generic and competitive marketplace on future sales of NARCAN® (naloxone HCL) Nasal Spray, over-the-counter NARCAN® Nasal Spray and KLOXXADO® Nasal Spray; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to collect reimbursement for raw materials and payment of service fees from our Bioservices customers; the results of pending government investigations and their potential impact on our business; our ability to satisfy the conditions of our litigation settlement agreements, and the potential impact of such agreements, including the funds to resolve related litigation, on our business; our ability to comply with the operating and financial covenants required by (i) our term loan facility under the Credit Agreement, dated April 16, 2026, by and among the Company, the lenders from time to time party thereto, and OrbiMed Royalty & Credit Opportunities V, LP, as administrative agent, (ii) our revolving credit facility under a credit agreement, dated September 30, 2024, among the Company, certain subsidiary borrowers, the lenders from time to time party thereto and Wells Fargo, National Association, as Agent, and (iii) our 3.875% Senior Unsecured Notes due 2028; our ability to maintain adequate internal control over financial reporting and to prepare accurate financial statements in a timely manner; our ability to maintain sufficient cash flow from our operations to pay our substantial debt, both now and in the future; our ability to invest in our business operations as a result of our current indebtedness; the impact of our share and debt repurchase programs; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to FDA marketing authorization, and corresponding procurement by government entities outside the United States; the success of our commercialization, marketing and manufacturing capabilities and strategy; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability to attract and retain qualified personnel; our ability to adequately secure and protect our intellectual property rights; the impact of cybersecurity incidents, including the risks from the unauthorized access, interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and need for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ materially from our expectations in any forward-looking statement. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. Readers should consider this cautionary statement, as well as the risks identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

Trademarks
Emergent®, BioThrax®, BaciThrax®, BAT®, Trobigard®, ANTHRASIL®, CNJ-016®, ACAM2000®, NARCAN®, CYFENDUS®, TEMBEXA® and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries. All other brands, products, services and feature names or trademarks are the property of their respective owners, including KLOXXADO®, which is a registered trademark of Hikma Pharmaceuticals USA Inc.

Investor Contact Rich Lindahl Executive Vice President, Chief Financial Officer lindahlr@ebsi.com	Media Contact Assal Hellmer Vice President, Communications mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(in millions, except per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$139.7	$205.4
Restricted cash	1.2	3.7
Accounts receivable, net	190.0	84.2
Inventories, net	303.6	343.4
Prepaid expenses and other current assets	25.4	25.8
Assets held-for-sale	6.1	—
Total current assets	666.0	662.5

Property, plant and equipment, net	178.0	205.4
Intangible assets, net	261.8	436.5
Other assets	11.0	14.2
Total assets	$1,116.8	$1,318.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50.2	$55.6
Accrued expenses	17.1	12.2
Accrued compensation	26.2	41.8
Deferred revenue	15.0	5.0
Current tax liability	4.4	6.8
Other current liabilities	9.9	10.8
Total current liabilities	122.8	132.2

Debt	581.8	572.1
Deferred tax liability	35.4	37.8
Other liabilities	35.4	53.9
Total liabilities	$775.4	$796.0

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 200.0 shares authorized, 61.9 and 60.9 shares issued; 51.3 and 52.1 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 10.7 and 8.7 common shares, respectively	(270.5)	(252.6)
Additional paid-in capital	951.8	942.4
Accumulated other comprehensive loss, net	(6.8)	(7.5)
Accumulated deficit	(333.2)	(159.8)
Total stockholders’ equity	$341.4	$522.6
Total liabilities and stockholders’ equity	$1,116.8	$1,318.6

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Product and services sales, net	$226.8	$130.3	$376.5	$339.4
Contracts and grants	7.5	10.6	13.9	23.7
Total revenues	234.3	140.9	390.4	363.1

Operating expenses:
Cost of product and services sales, net (1)	97.1	66.9	169.1	155.4
Research and development	9.2	12.5	19.7	27.6
Selling, general and administrative	44.6	43.7	91.2	96.1
Amortization of intangible assets	17.2	16.2	33.7	32.5
Impairment of long-lived assets	191.3	—	191.3	—
Total operating expenses	359.4	139.3	505.0	311.6

Income (loss) from operations	(125.1)	1.6	(114.6)	51.5

Other income (expense):
Interest expense	(10.0)	(14.7)	(21.0)	(29.4)
Loss on assets held-for-sale	(10.7)	—	(10.7)	(12.2)
Loss on debt extinguishment	(20.5)	—	(20.5)	—
Other, net	—	(3.7)	13.9	66.0
Total other income (expense), net	(41.2)	(18.4)	(38.3)	24.4

Income (loss) before income taxes	(166.3)	(16.8)	(152.9)	75.9
Income tax provision (benefit)	13.9	(4.8)	20.5	19.9
Net income (loss)	$(180.2)	$(12.0)	$(173.4)	$56.0

Earnings (loss) per common share
Basic	$(3.49)	$(0.22)	$(3.35)	$1.03
Diluted	$(3.49)	$(0.22)	$(3.35)	$0.99

Weighted average shares outstanding
Basic	51.6	54.2	51.7	54.3
Diluted	51.6	54.2	51.7	56.7

(1) Exclusive of intangible asset amortization

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Six Months Ended June 30,
	2026	2025
Operating Activities
Net income (loss)	$(173.4)	$56.0
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	8.8	6.1
Depreciation and amortization	47.5	48.9
Amortization of deferred financing costs	3.4	4.7
Deferred income taxes	(2.4)	4.7
Noncash loss on assets held-for-sale	10.7	12.2
Change in fair value of warrant liability	(8.9)	(6.6)
Impairment of long-lived assets	191.3	—
Loss on disposal of assets	2.0	1.3
Other	19.8	(9.1)
Changes in operating assets and liabilities:
Accounts receivable	(107.7)	45.2
Inventories	39.8	(26.9)
Prepaid expenses and other assets	(0.6)	29.2
Accounts payable	(4.4)	(15.8)
Accrued expenses and other liabilities	1.2	(28.3)
Long-term incentive plan accrual	0.4	1.6
Accrued compensation	(16.0)	(26.3)
Income taxes receivable and payable, net	4.3	(1.6)
Contract liabilities	6.5	(0.1)
Net cash provided by operating activities	22.3	95.2
Investing Activities
Purchases of property, plant and equipment	(4.5)	(6.5)
Proceeds from sale of property, plant and equipment	0.2	38.2
Milestone payment from prior asset acquisition	(50.4)	—
Milestone proceeds from prior asset divestiture	—	50.0
Purchase of convertible note receivable	—	(5.0)
Net cash provided by (used in) investing activities	(54.7)	76.7
Financing Activities
Purchases of treasury stock	(18.0)	(6.9)
Proceeds from stock-based compensation activity	1.4	0.8
Taxes paid for stock-based compensation activity	(3.2)	(0.7)
Repayment of prior term loan facility	(150.0)	—
Proceeds from the issuance of debt, net of lender fees	145.5	—
Debt issuance and extinguishment costs	(11.5)	—

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows (Continued)
(unaudited, in millions)

Net cash used in financing activities:	(35.8)	(6.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	0.3
Net change in cash, cash equivalents and restricted cash	(68.2)	165.4
Cash, cash equivalents and restricted cash, beginning of period	209.1	105.6
Cash, cash equivalents and restricted cash, end of period	$140.9	$271.0
Supplemental cash flow disclosures:
Cash paid for interest	$16.6	$24.8
Cash paid for income taxes, net of refunds	$9.6	$16.6
Non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$2.6	$2.2
Loss on extinguishment of debt	$(20.5)	$—
Excise tax liability accrued for treasury stock purchases	$0.2	$—
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$139.7	$267.3
Restricted cash	1.2	3.7
Total	$140.9	$271.0

Emergent BioSolutions Inc.
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income (loss) and Net Income (loss) per Diluted Share to Adjusted Net Income and Adjusted Net Income per Diluted Share(1)

($ in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025	Source
Net income (loss)	$(180.2)	$(12.0)	$(173.4)	$56.0
Adjustments:
Inventory step-up provision	$0.2	$—	$0.3	$1.8	Cost of product and services sales, net
Severance and restructuring costs (benefits)	0.5	0.5	0.7	(0.8)	Cost of product and services sales, net, SG&A and R&D
Stock-based compensation expense	6.9	4.6	8.8	6.1	Cost of product and services sales, net, SG&A and R&D
Acquisition and divestiture costs	—	—	—	0.2	SG&A
Non-cash amortization charges	18.8	18.7	37.2	37.2	Amortization of intangible assets ("IA"), Other Income
Impairments	191.3	—	191.3	—	Impairment of long-lived assets
Loss on assets held-for-sale	10.7	—	10.7	12.2	Other Income (Expense)
Contingent consideration milestones	—	—	(5.0)	(50.0)	Other Income (Expense)
Changes in fair value of financial instruments	(0.5)	2.9	(9.0)	(6.6)	Other Income (Expense)
Loss on debt extinguishment	20.5	—	20.5	—	Other Income (Expense)
Other, net	—	5.0	(0.3)	(2.9)	Other Income (Expense)
Tax effect	(37.3)	(6.5)	(39.0)	2.2
Total adjustments:	$211.1	$25.2	$216.2	$(0.6)
Adjusted net income	$30.9	$13.2	$42.8	$55.4
Net income (loss) per diluted share	$(3.49)	$(0.22)	$(3.35)	$0.99
Adjustments:
Inventory step-up provision	$—	$—	$0.01	$0.03	Cost of product and services sales, net
Severance and restructuring costs (benefits)	0.01	0.01	0.01	(0.01)	Cost of product and services sales, net, SG&A and R&D
Stock-based compensation expense	0.13	0.08	0.17	0.11	Cost of product and services sales, net, SG&A and R&D
Acquisition and divestiture costs	—	—	—	—	SG&A
Non-cash amortization charges	0.36	0.35	0.72	0.66	Amortization of IA, Other Income
Impairments	3.71	—	3.70	—	Impairment of long-lived assets
Loss on assets held-for-sale	0.21	—	0.21	0.22	Other Income (Expense)
Contingent consideration milestones	—	—	(0.10)	(0.88)	Other Income (Expense)
Changes in fair value of financial instruments	(0.01)	0.05	(0.17)	(0.12)	Other Income (Expense)
Loss on debt extinguishment	0.40	—	0.40	—	Other Income (Expense)
Other, net	—	0.09	(0.01)	(0.05)	Other Income (Expense)
Tax effect	(0.72)	(0.12)	(0.76)	0.03
Total adjustments:	$4.09	$0.46	$4.18	$(0.01)
Adjusted net income per diluted share	$0.60	$0.24	$0.83	$0.98
Diluted shares used in computing Adjusted net income per diluted share	51.6	54.2	51.7	56.7

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions Inc.
Reconciliation of Net Income (loss) and Net Income (loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin(1)

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(180.2)	$(12.0)	$(173.4)	$56.0
Adjustments:
Depreciation & amortization	$24.0	$23.5	$47.5	$48.9
Income taxes	13.9	(4.8)	20.5	19.9
Total interest expense, net	9.2	13.4	19.4	27.4
Inventory step-up provision	0.2	—	0.3	1.8
Severance and restructuring costs (benefits)	0.5	0.5	0.7	(0.8)
Stock-based compensation expense	6.9	4.6	8.8	6.1
Acquisition and divestiture costs	—	—	—	0.2
Impairments	191.3	—	191.3	—
Loss on assets held-for-sale	10.7	—	10.7	12.2
Contingent consideration milestones	—	—	(5.0)	(50.0)
Changes in fair value of financial instruments	(0.5)	2.9	(9.0)	(6.6)
Loss on debt extinguishment	20.5	—	20.5	—
Other, net	—	5.0	(0.3)	(2.9)
Total adjustments	$276.7	$45.1	$305.4	$56.2
Adjusted EBITDA	$96.5	$33.1	$132.0	$112.2

Total revenues	$234.3	$140.9	$390.4	$363.1

Net income (loss) margin	(77)%	(9)%	(44)%	15%
Adjusted EBITDA margin	41%	23%	34%	31%

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions Inc.
Reconciliations of Total Revenues to Product and Services Sales, Net and of Gross Margin and Gross Margin %
to Adjusted Gross Margin and Adjusted Gross Margin %(1)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Total revenues	$234.3	$140.9	$390.4	$363.1
Contracts and grants	7.5	10.6	13.9	23.7
Product and services sales, net	$226.8	$130.3	$376.5	$339.4

Cost of product and services sales, net	97.1	66.9	169.1	155.4
Intangible asset amortization	17.2	16.2	33.7	32.5
Gross margin	$112.5	$47.2	$173.7	$151.5
Gross margin %	50%	36%	46%	45%
Add back:
Intangible asset amortization	$17.2	$16.2	$33.7	$32.5
Stock-based compensation expense	0.9	0.3	1.4	0.6
Severance and restructuring costs (benefits)	0.1	(0.1)	0.1	(1.0)
Inventory step-up provision	0.2	—	0.3	1.8
Adjusted gross margin	$130.9	$63.6	$209.2	$185.4
Adjusted gross margin %	58%	49%	56%	55%

(1) Amounts for fiscal year 2025 have been revised from those previously reported to reflect the exclusion of stock-based compensation expense.

Emergent BioSolutions Inc.
Reconciliation of Net Loss Forecast to Adjusted Net Income Forecast

($ in millions)	2026 Full Year Forecast	Source
Net loss	$(245) - $(225)
Adjustments:
Inventory step-up provision	$4	Cost of products and services, net
Severance and restructuring costs	11	Cost of products and services, net, SG&A and R&D
Stock-based compensation expense	19	COGS, R&D and SGA
Non-cash amortization charges	63	Amortization of IA and Other Income (Expense)
Impairments	191	Impairment of long-lived assets
Loss on assets held-for-sale	11	Other Income (Expense)
Contingent consideration milestones	(10)	Other Income (Expense)
Changes in fair value of financial instruments	(9)	Other Income (Expense)
Loss on debt extinguishment	21	Other Income (Expense)
Tax effect	(46)
Total adjustments:	$255
Adjusted net income	$10 - $30
Reconciliation of Net Loss Forecast to Adjusted EBITDA Forecast

($ in millions)	2026 Full Year Forecast
Net loss	$(245) - $(225)
Adjustments:
Depreciation & amortization	$82
Income taxes	15
Total interest expense, net	40
Inventory step-up provision	4
Severance and restructuring costs	11
Stock-based compensation expense	19
Impairments	191
Loss on assets held-for-sale	11
Contingent consideration milestones	(10)
Changes in fair value of financial instruments	(9)
Loss on debt extinguishment	21
Total adjustments	$375
Adjusted EBITDA	$130 - $150

Emergent BioSolutions Inc.
Reconciliations of Forecasted Total Revenues to Forecasted Product and Services Sales, Net and of Forecasted Gross Margin and Gross Margin % to Forecasted Adjusted Gross Margin and Adjusted Gross Margin %

($ in millions)	2026 Full Year Forecast
Total revenues	$645 - $675
Contracts & Grants	$(25) - $(25)
Product and services sales, net	$620 - $650

Cost of product and services sales, net	$365 - $369
Intangible asset amortization	55
Gross margin	$200 - $226
Gross margin %	32% - 35%

Add back:
Intangible asset amortization	$55
Inventory step-up provision	4
Severance and restructuring costs	1
Stock-based compensation expense	3
Adjusted gross margin	$263 - $289
Adjusted gross margin %	42% - 44%